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EXHIBIT 99.2

THE SPORTS AUTHORITY, INC.
SPECIAL MEETING OF STOCKHOLDERS
August 4, 2003
3383 North State Road 7
Fort Lauderdale, Florida 33319

The Sports Authority, Inc. 3383 North State Road 7 Fort Lauderdale, Florida 33319	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on August 4, 2003.

        The undersigned hereby appoints MARTIN E. HANAKA and FRANK W. BUBB, and each of them, as proxy holders for the undersigned, each with full power of appointment and substitution, and hereby authorizes, each of them, separately, to represent and to vote, as designated on the reverse side, all shares of the common stock, $0.01 par value ("Common Stock"), of The Sports Authority, Inc. ("The Sports Authority") that the undersigned is entitled to vote at the Special Meeting of Stockholders of The Sports Authority to be held at 10 a.m., local time, on August 4, 2003 (the "Meeting") or at any postponements, continuations or adjournments thereof.

        Because Delaware, the state in which The Sports Authority is incorporated, permits electronic submission of proxies, The Sports Authority stockholders who are stockholders of record have the option to submit their proxies by using the telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow The Sports Authority stockholders to appoint a proxy to vote their shares of The Sports Authority common stock and to confirm that their instructions have been properly recorded. Instructions for voting by using the telephone or the Internet are printed on the Proxy Voting Instructions attached to this proxy card.

        (Continued, and to be signed, on the other side.)

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.
Adoption of the Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart Sports Company, Gold Acquisition Corp. and The Sports Authority, Inc. and approval of the merger of Gold Acquisition Corp., a wholly owned subsidiary of Gart, with and into The Sports Authority:

  ☐ FOR            ☐ AGAINST             ☐ ABSTAIN

2.
Approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement and approval of the merger.

  ☐ FOR            ☐ AGAINST             ☐ ABSTAIN

3.
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any postponements, continuations or adjournments thereof.

THIS PROXY, WHEN PROPERLY COMPLETED AND EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE AUGUST 4, 2003 SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS.

        Please sign exactly as your name or names appears hereon. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or a limited liability company or any other entity, please sign in such entity's name by an authorized person. When signing as trustee, please give full title as such.

Dated:

Authorized Signature(s)
Title

YOUR VOTE IS IMPORTANT!

PLEASE MARK [X] IN INK. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxy Voting Instructions

SPECIAL MEETING OF SHAREHOLDERS OF
THE SPORTS AUTHORITY, INC.

August 4, 2003

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

        Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

        Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

        Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS -->	[	]

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EXHIBIT 99.2